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                                                                EXHIBIT 23-A


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the First Financial Bancorp Thrift Plan of our reports
(a) dated January 16, 1996 with respect to the consolidated financial statements of First Financial Bancorp incorporated by reference in its Annual Report (Form 10-K) and (b) dated May 3, 1996, with respect to the financial statements and schedules of the First Financial Bancorp Thrift Plan included in the Plan's Annual Report (Form 11-K), both for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP

Cincinnati, Ohio
May 28, 1996